Exhibit 10.1

FIRST AMENDMENT TO

MASTER LOAN AGREEMENT AND SCHEDULES

This FIRST AMENDMENT TO THE MASTER LOAN AGREEMENT and certain schedules referenced therein (this “First Amendment”) is entered into as of February 10, 2026 (the “First Amendment Effective Date”), by TWO PRIME LENDING LIMITED (“Party A”), and Empery Digital Inc. (“Party B”).

WHEREAS, Party A and Party B, are parties to that certain Master Loan Agreement, dated as of October 12, 2025 (the “Existing MLA”, as amended by this First Amendment and as may be further amended, restated, amended and restated, supplemented or modified from time to time, the “MLA”); unless otherwise defined herein, capitalized terms used herein (including in the preamble hereto) that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing MLA;

WHEREAS, Party A and Party B executed the following Loan Term Sheets based on Schedule 2 attached to the Existing MLA: 1) Loan Term Sheet with a First Utilization Date of October 14, 2025 with respect to a Loan Amount of $10 million (the “First Loan Term Sheet”), 2) Loan Term Sheet with a First Utilization Date of October 21, 2025 with respect to a Loan Amount of $10 million (the “Second Loan Term Sheet”), 3) Loan Term Sheet with a First Utilization Date of October 27, 2025 with respect to a Loan Amount of $10 million (the “Third Loan Term Sheet”), 4) Loan Term Sheet with a First Utilization Date of November 11, 2025 with respect to a Loan Amount of $10 million (the “Fourth Loan Term Sheet”), 5) Loan Term Sheet with a First Utilization Date of November 20, 2025 with respect to a Loan Amount of $5 million (the “Fifth Loan Term Sheet”), 6) Loan Term Sheet with a First Utilization Date of November 24, 2025 with respect to a Loan Amount of $5 million (the “Sixth Loan Term Sheet”) and 7) Loan Term Sheet with a First Utilization Date of January 30, 2026 with respect to a Loan Amount of $5 million (the “Seventh Loan Term Sheet” and collectively, with the First Loan Term Sheet, Second Loan Term Sheet, Third Loan Term Sheet, Fourth Loan Term Sheet, Fifth Loan Term Sheet and Sixth Loan Term Sheet, each a “Loan Term Sheet” and together, the “Loan Term Sheets”); and

WHEREAS, Party A and Party B have agreed to amend certain provisions of the Existing MLA and the Loan Term Sheets to, among other things, increase the Loan Interest and Decrease the Initial Collateral Level, the Collateral Call Level, Liquidation Level and the Collateral Refund Level, subject to the satisfaction of the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Amendment to the Existing MLA. Effective upon the First Amendment Effective Date, the Existing MLA is hereby amended as follows:

(a) The second sentence of Section 3(c)(iii) is hereby amended and restated as follows:

“The Borrower shall provide the Prepayment Request at least five calendar days prior to the date on which the Borrower proposes to repay all or a portion of such Loan, or such shorter time period that may be agreed by the Lender (each, a “Redelivery Day”).”

(b) The first page of Schedule 2 to the Existing MLA is hereby amended and restated as set forth on Exhibit A attached hereto.

(c) The first clause of Section 2(d) of the Existing MLA is hereby amended and restated as follows:

“The Borrower or, as the case may be, the Lender shall have twelve (12) hours from the time the requesting party send such First Notification (the “First Notification Period”) to:”

(d) Section 2(f) of the Existing MLA is hereby deleted in its entirety and replaced with “[Reserved]”

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(e) The first sentence of Section 2(k), after the words “Liquidation Level” is hereby amended and restated as follows:

“If during the term of a Loan, the Collateral Level falls below the Liquidation Level (a “Liquidation Event”), this shall automatically trigger an Event of Default and the Lender shall have the right to sell the Collateral in any manner and through any market or dealer (without notice to the Borrower) and shall be entitled to exercise its rights under Section 12 of this Agreement.”

(f) The last sentence of Section 2(k) is hereby deleted in its entirety.

2. Amendments to Loan Term Sheets. Effective upon the First Amendment Effective Date, each Loan Term Sheet is hereby amended as follows:

(a) The third term of each such Loan Term Sheet is amended and restated to say “Loan Fee Rate: 6.5% per annum from the First Utilization Date through and including the Business Day immediately prior to the First Amendment Date and 7.5% per annum from and after the First Amendment Loan Date.”.

(b) The eighth term of each such Loan Term Sheet is amended and restated to say “Initial Collateral Level: 174%”.

(c) The ninth term of each such Loan Term Sheet is amended and restated to say “Collateral: The number of BTC calculated based on the Initial Collateral Level as of the First Amendment Loan Date based on the price of BTC as of the First Amendment Effective Date”.

(d) The tenth term of each such Loan Term Sheet is amended and restated to say “Collateral Call Level: 153%”.

(e) The eleventh term of each such Loan Term Sheet is amended and restated to say “Collateral Refund Level: 217%”.

(f) The twelfth term of each such Loan Term Sheet is amended and restated to say “Liquidation Level: 143%”.

After giving effect to the amendments to each of the Loan Term Sheets, each of Party A and Party B hereby acknowledge and agree that on the First Amendment Effective Date, Party A will release collateral equal to 350 BTC to Party B (the “Initial Collateral Release”). In addition, if the Collateral Refund Level contemplated in this First Amendment triggers the return of Collateral by Party A to Party B in excess of the collateral released in the Initial Collateral Release (the “Excess Collateral Amount”), then Party A shall promptly, but in no event later than February 20, 2026, return such Excess Collateral Amount to Party B as directed by Party B. The Excess Collateral Amount will be calculated based on the price of BTC as of the time of execution of this First Amendment.

3. Conditions. The effectiveness of this First Amendment is subject to the execution and delivery of this First Amendment by each of Party A and Party B.

4. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the MLA or any Laon Term Sheet or constitute a course of conduct or dealing among the parties. Except as amended or consented to hereby, the MLA and each Loan Term Sheet remains unmodified and in full force and effect. On and after the First Amendment Effective Date, each reference to the “Agreement” or like term in the MLA shall mean and be a reference to the MLA as amended hereby. On and after the First Amendment Effective Date, each reference to the “Master Loan Agreement” or like term in each Loan Term Sheet shall mean and be a reference to the MLA as amended hereby.

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5. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart. Signature by facsimile or electronic transmission shall bind the parties hereto. The words “execution,” “signed,” “signature,” and words of similar import in the MLA shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.) or any other similar state laws based on the Uniform Electronic Transactions Act.

6. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 16(A) OF THE EXISTING MLA.

7. Severability. The illegality or unenforceability of any provision of this First Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this First Amendment or any instrument or agreement required hereunder.

8. Captions. The captions and headings of this First Amendment are for convenience of reference only and shall not affect the interpretation of this First Amendment.

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IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment as of the date first written above.

PARTY A:

TWO PRIME LENDING LIMITED

By: /s/ Alecander Blume

Name: Alexander Blume

Title: Authorized Signatory

PARTY B:

EMPERY DIGITAL INC.

By: /s/ Ryan M. Lane

Name: Ryan M. Lane

Title: Co-CEO

[Signature Page to First Amendment to Master Loan Agreement]

Exhibit A

SCHEDULE 2

[FORM OF] LOAN TERM SHEET AND UTILIZATION REQUEST – MASTER LOAN

Reference is made to the Master Loan Agreement entered into by Two Prime Lending Limited (the “Lender”) and Empery Digital Inc. (the “Borrower”), as of October 12, 2025 (the “Original Master Loan Agreement”), as may be amended, restated, amended and restated, supplemented or modified from time to time , including without limitation pursuant to that certain First Amendment to the Master Loan Agreement by and among the Lender and the Borrower, effective as of February [ ], 2026 (the “First Amendment Loan Date”) (as amended, restated, amended and restated, supplemented or modified, the “Master Loan Agreement”) . Terms used but not defined herein shall have the meanings set forth in the Master Loan Agreement.

The undersigned Authorized Agent of the Borrower hereby requests a Loan pursuant to the Master Loan Agreement on the following terms:

Borrowed Asset Type: USD

Loan Amount: $__________1

Loan Fee Rate: 7.5% per annum from and after the First Amendment Loan Date2.

Early Termination Fee: 0%.

Loan Type: Fixed term Loan with Prepayment Option

First Utilization Date: __________, 20__

Maturity Date: October 9, 2027

Initial Collateral Level: 174%

Collateral: ____ Bitcoin (BTC)

Collateral Call Level: 153%

Collateral Refund Level: 217%

Liquidation Level: 143%

Liquidation Fee: 0.0% per annum

In accordance with clause 3(b) of the Master Loan Agreement, Borrower shall commence transmission of the amount of Collateral required by this Loan Term Sheet and Utilization Request to the Digital Address designated by the Lender set forth below and requests that the proceeds of the Loan described herein be disbursed to the Borrower’s Account specified forth below:

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1 NTD: Amount not to exceed $100,000,000, in the aggregate for all Loans, and not less than $5,000,000.

2 For the avoidance of doubt, a Loan Fee Rate of 6.5% shall apply to any Loan Amount with respect to the period from the First Utilization Date (if and to the extent prior to the First Amendment Loan Date) through and including the Business Day immediately prior to the First Amendment Loan Date.